Exhibit 99.1

Confluent Announces Fourth Quarter and Fiscal Year 2024 Financial Results

•
Fourth quarter subscription revenue of $251 million, up 24% year over year; Confluent Cloud revenue of $138 million, up 38% year over year
•
Fiscal year 2024 subscription revenue of $922 million, up 26% year over year; Confluent Cloud revenue of $492 million, up 41% year over year
•
1,381 customers with $100,000 or greater in ARR, up 12% year over year

MOUNTAIN VIEW, Calif. -- February 11, 2025 -- Confluent, Inc. (NASDAQ: CFLT), the data streaming pioneer, today announced financial results for its fourth quarter and fiscal year 2024, ended December 31, 2024.

“Confluent closed the year with a strong Q4, highlighted by beating all guided metrics and achieving 38% year-over-year Confluent Cloud revenue growth,” said Jay Kreps, co-founder and CEO, Confluent. “Our momentum reflects the increasing importance of a complete data streaming platform to power mission-critical and real-time AI applications. The significant partnerships and product innovations we unleashed over the past year have put us in a great position to advance our category lead in 2025.”

“Confluent has become a major data platform for the enterprise, with thousands of customers relying on our data streaming platform to win in the era of cloud, data, and AI,” said Rohan Sivaram, CFO, Confluent. “This has enabled an important combination of growth, scale, and double-digit expansion for both operating and free cash flow margins in 2024. Building on this momentum, we are well-positioned to achieve our growth and profitability targets for 2025.”

Fourth Quarter 2024 Financial Highlights

(In millions, except per share data and percentages)

	Q4 2024	Q4 2023	Y/Y Change
Subscription Revenue	$250.6	$202.8	24%
Total Revenue	$261.2	$213.2	23%
GAAP Operating Loss	$(105.8)	$(84.7)	$(21.1)
Non-GAAP Operating Income	$13.6	$11.2	$2.4
GAAP Operating Margin	(40.5%)	(39.7%)	(0.8) pts
Non-GAAP Operating Margin	5.2%	5.3%	(0.1) pts
GAAP Net Loss Per Share	$(0.27)	$(0.30)	$0.03
Non-GAAP Net Income Per Diluted Share	$0.09	$0.09	$0.00
Net Cash Provided by Operating Activities	$35.2	$12.2	$23.0
Free Cash Flow	$29.1	$6.8	$22.3
Free Cash Flow Margin	11.1%	3.2%	7.9 pts

Fiscal Year 2024 Financial Highlights

(In millions, except per share data and percentages)

	FY 2024	FY 2023	Y/Y Change
Subscription Revenue	$922.1	$729.1	26%
Total Revenue	$963.6	$777.0	24%
GAAP Operating Loss	$(419.1)	$(478.8)	$59.7
Non-GAAP Operating Income (Loss)	$27.5	$(57.3)	$84.8
GAAP Operating Margin	(43.5%)	(61.6%)	18.1 pts
Non-GAAP Operating Margin	2.9%	(7.4%)	10.3 pts
GAAP Net Loss Per Share	$(1.07)	$(1.47)	$0.40
Non-GAAP Net Income Per Diluted Share	$0.29	$0.04	$0.25
Net Cash Provided by (Used in) Operating Activities	$33.5	$(103.7)	$137.2
Free Cash Flow	$9.5	$(124.3)	$133.8
Free Cash Flow Margin	1.0%	(16.0%)	17.0 pts

Financial Outlook

For the first quarter and fiscal year 2025, Confluent expects:

	Q1 2025 Outlook	FY 2025 Outlook
Subscription Revenue	$253-$254 million	$1.117-$1.121 billion
Non-GAAP Operating Margin	~3%	~6%
Non-GAAP Net Income Per Diluted Share	$0.06-$0.07	~$0.35

A reconciliation of forward-looking non-GAAP operating margin, adjusted free cash flow margin and non-GAAP net income per diluted share to the most directly comparable GAAP measures is not available without unreasonable effort, as certain items cannot be reasonably predicted because of their high variability, complexity and low visibility. In particular, the measures and effects of our stock-based compensation-related charges, which include stock-based compensation expenses, employer payroll taxes on employee stock transactions, and amortization of stock-based compensation capitalized in internal-use software, are directly impacted by the timing of employee stock transactions and unpredictable fluctuations in our stock price, which we expect to have a significant impact on our future GAAP financial results.

Conference Call Information

Confluent will host a video webcast to discuss the company’s fourth quarter and fiscal year 2024 results as well as its financial outlook today at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time. Open to the public, investors may access the webcast, earnings press release, supplemental financial information, and investor presentation on Confluent’s investor relations website at investors.confluent.io before the commencement of the webcast. A replay of the webcast will also be accessible from Confluent’s investor relations website a few hours after the conclusion of the live event.

Confluent uses its investor relations website and may use its X (Twitter), LinkedIn, and Facebook accounts as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release and the earnings call referencing this press release contain forward-looking statements including, among other things, statements regarding (i) our financial outlook, including expected subscription revenue, Confluent Cloud revenue, non-GAAP operating margin, free cash flow margin, adjusted free cash flow margin, non-GAAP net income per share, revenue mix, including Confluent Cloud subscription revenue mix, revenue run rates, Confluent Cloud and data streaming platform growth, adoption and traction, operating margins and margin improvements, targeted or anticipated gross and operating margin levels, earnings per share levels and improvements, in-product optimizations of Confluent Cloud, continued business momentum, and expected revenue and consumption growth rate and efficient growth, (ii) our market and category leadership position, (iii) our expected investments in research and development and go-to-market functions and anticipated effectiveness and timing of product and pricing innovations, features and functionalities, (iv) our ability to drive efficient growth and rate and pace of investments, including expected resource and capital allocation, (v) our expectations and trends relating to growth of our Data Streaming Platform products, including Confluent Cloud, (vi) rates of Confluent Cloud consumption and demand for and retention of data streaming platforms like Confluent, (vii) our expectations regarding subscription revenue seasonality, (viii) customer growth, retention and engagement, (ix) ability for Confluent Cloud to provide cost savings for users and customers, including lower total cost of ownership, and drive greater monetization of the open source Kafka user base as a result, and our ability to drive return-on-investment-based expansions for our customers, (x) increased adoption of our offerings and fully managed solutions for data streaming in general, including from customers building generative AI applications, (xi) dependence of businesses on data in motion, (xii) growth in and growth rate of revenue, customers, dollar-based net retention rate, and gross retention rate, (xiii) our ability to increase engagement of customers for Confluent and expand customer cohorts, (xiv) our market opportunity and our ability to capture our market opportunity, (xv) the anticipated benefits and overall effectiveness of our transition to a consumption-oriented sales model, (xvi) our go-to-market strategy, (xvii) our product differentiation and market acceptance of our products, (xviii) our strategy and expected results and market acceptance for our Flink offering, Tableflow, and our other Data Streaming Platform offerings, (xix) our expectations for market acceptance, direction and growth of stream processing, its potential to accelerate adoption of our platform and growth of our business, and our ability and positioning to capture this market, (xx) our expectations of meeting near-term and mid-term financial targets, (xxi) our expectations regarding the generative AI landscape and our offerings, (xxii) our expectations of relevance of certain key financial and operating metrics, (xxiii) our ability to drive long-term growth, (xxiv) our expectations regarding the impact of the WarpStream acquisition, (xxv) our expectations regarding our strategic partnerships and alliances, and (xxvi) our overall future prospects. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “seek,” “plan,” “project,” “target,” “looking ahead,” “look to,” “move into,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements represent our current beliefs, estimates and assumptions only as of the date of this press release and information contained in this press release should not be relied upon as representing our estimates as of any subsequent date. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) our limited operating history, including in uncertain macroeconomic environments, (ii) our ability to sustain and manage our rapid growth, (iii) our ability to increase consumption of our offerings, including by existing customers and through the acquisition of new customers, including by addressing customer consumption preferences, successfully adding new features and functionality to our offerings, and partnering with our customers to help them realize increased value in Confluent in an efficient and sustainable manner, (iv) our ability to successfully execute our go-to-market strategy and initiatives, (v) our ability to attract new customers and successfully ramp their consumption of our offerings, as well as retain and sell additional features and services to our existing customers, (vi) uncertain macroeconomic conditions, including high inflation, high interest rates, bank failures, supply chain challenges, geopolitical events, recessionary risks, and exchange rate fluctuations, which have resulted and may continue to result in reduced consumption of Confluent Cloud, volatility in consumption, including due to customer focus on cloud cost controls and increased efficiency, customer pullback in information technology spending, lengthening of sales cycles, reduced contract sizes, generally increased scrutiny on IT spending from existing and potential customers, or customer preference for open source alternatives, as well as the potential need for cost efficiency measures, (vii) our ability to achieve profitability and improve margins annually, by our expected timelines or at all, (viii) the estimated addressable market opportunity for our Data Streaming Platform, including our Flink offering and stream processing, and our ability to capture our share of that market opportunity, (ix) our ability to compete effectively in an increasingly competitive market, (x) our ability to attract, ramp, and retain highly qualified personnel, and the impacts of attrition and related challenges, (xi) breaches in our security measures, intentional or accidental cybersecurity incidents or unauthorized access to our platform, our data, or our customers’ or other users’ personal data, (xii) our reliance on third-party cloud-based infrastructure to host Confluent Cloud, (xiii) public sector budgetary cycles and funding reductions or delays, (xiv) our ability to accurately forecast our future performance, business and growth, and (xv) general market, political, economic, and business conditions. These risks are not exhaustive. Further information on these and other risks that could affect Confluent’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, and our future reports that we may file from time to time with the SEC. Additional information will be made available in our Annual Report on Form 10-K for the year ended December 31, 2024 that will be filed with the SEC, which should be read in conjunction with this press release and the financial results included herein. Confluent assumes no obligation to, and does not currently intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing, and general and administrative), non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income, non-GAAP net income per share, free cash flow, and free cash flow margin. We use these non-GAAP financial measures and other key metrics internally to facilitate analysis of our financial and business trends and for internal planning and forecasting purposes. We believe these non-GAAP financial measures, when taken collectively, may be helpful to investors because they provide consistency and comparability with past financial performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. However, non-GAAP financial measures have limitations as an analytical tool and are presented for supplemental informational purposes only. They should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In particular, other companies, including companies in our industry, may report non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing, general and administrative), non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income, non-GAAP net income per share, free cash flow, free cash flow margin, or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Further, free cash flow is not a substitute for cash used in operating activities. The utility of free cash flow is limited as such measure does not reflect our future contractual commitments and does not represent the total increase or decrease in our cash balance for any given period. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, as presented below. We define non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing, and general and administrative), non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income, and non-GAAP net income per share as the respective GAAP measures, adjusted for, as applicable, stock-based compensation-related charges which include stock-based compensation expense, employer taxes on employee stock transactions and amortization of stock-based compensation capitalized in internal-use software; amortization of acquired intangibles; acquisition-related expenses; restructuring and other related charges; amortization of debt issuance costs; and income tax effects associated with these adjustments as well as the non-recurring income tax expense or benefit associated with acquisitions. Non-GAAP gross margin and non-GAAP operating margin are defined as non-GAAP gross profit and non-GAAP operating income (loss) as a percentage of revenue, respectively. We define free cash flow as net cash used in operating activities less capitalized internal-use software costs and capital expenditures and free cash flow margin as free cash flow as a percentage of revenue. We believe that free cash flow and free cash flow margin are useful indicators of liquidity that provide information to management and investors about the performance of core operations and future ability to generate cash that can be used for strategic opportunities or investing in our business.

Definition

Customers with $100,000 or greater in annual recurring revenue (“ARR”) represent the number of customers that contributed $100,000 or more in ARR as of period end. We define ARR as (1) with respect to Confluent Platform customers, the amount of revenue to which our customers are contractually committed over the following 12 months assuming no increases or reductions in their subscriptions, and (2) with respect to Confluent Cloud and WarpStream customers, the amount of revenue that we expect to recognize from such customers over the following 12 months, calculated by annualizing actual consumption of Confluent Cloud and WarpStream in the last three months of the applicable period, assuming no increases or reductions in usage rate. Services arrangements are excluded from the calculation of ARR. For purposes of determining our customer count, we treat all affiliated entities with the same parent organization as a single customer and include pay-as-you-go customers. Our customer count is subject to adjustments for acquisitions, consolidations, spin-offs, and other market activity.

About Confluent

Confluent is the data streaming platform that is pioneering a fundamentally new category of data infrastructure that sets data in motion. Confluent’s cloud-native offering is the foundational platform for data in motion – designed to be the intelligent connective tissue enabling real-time data, from multiple sources, to constantly stream across the organization. With Confluent, organizations can meet the new business imperative of delivering rich, digital front-end customer experiences and transitioning to sophisticated, real-time, software-driven backend operations.

Investor Contact

Shane Xie

investors@confluent.io

Media Contact

Kerry Tuttle

pr@confluent.io

Confluent, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$385,980	$349,761
Marketable securities	1,524,583	1,551,009
Accounts receivable, net	314,306	229,962
Deferred contract acquisition costs	47,271	43,937
Prepaid expenses and other current assets	79,179	76,986
Total current assets	2,351,319	2,251,655
Property and equipment, net	78,680	54,012
Operating lease right-of-use assets	8,818	10,061
Goodwill	164,406	51,998
Intangible assets, net	7,924	3,492
Deferred contract acquisition costs, non-current	71,468	75,815
Other assets, non-current	12,296	13,776
Total assets	$2,694,911	$2,460,809
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,531	$6,714
Accrued expenses and other liabilities	194,250	141,847
Operating lease liabilities	8,694	7,890
Deferred revenue	364,604	330,570
Total current liabilities	575,079	487,021
Operating lease liabilities, non-current	9,138	17,391
Deferred revenue, non-current	44,597	22,436
Convertible senior notes, net	1,092,149	1,088,313
Other liabilities, non-current	12,722	35,233
Total liabilities	1,733,685	1,650,394
Stockholders’ equity:
Preferred stock	-	-
Class A common stock	2	2
Class B common stock	1	1
Additional paid-in capital	2,953,080	2,453,293
Accumulated other comprehensive (loss) income	(2,641)	1,270
Accumulated deficit	(1,989,216)	(1,644,151)
Total stockholders’ equity	961,226	810,415
Total liabilities and stockholders’ equity	$2,694,911	$2,460,809

Confluent, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue:
Subscription	$250,636	$202,787	$922,091	$729,112
Services	10,584	10,397	41,551	47,840
Total revenue	261,220	213,184	963,642	776,952
Cost of revenue:
Subscription(1)	55,220	44,807	208,600	176,004
Services(1)	12,345	12,250	48,870	53,666
Total cost of revenue	67,565	57,057	257,470	229,670
Gross profit	193,655	156,127	706,172	547,282
Operating expenses:
Research and development(1)	114,886	86,948	421,237	348,752
Sales and marketing(1)	145,194	119,911	547,379	504,929
General and administrative(1)	39,359	33,948	156,703	137,520
Restructuring and other related charges	-	-	-	34,854
Total operating expenses	299,439	240,807	1,125,319	1,026,055
Operating loss	(105,784)	(84,680)	(419,147)	(478,773)
Other income, net	19,288	21,775	84,486	72,099
Loss before income taxes	(86,496)	(62,905)	(334,661)	(406,674)
Provision for income taxes	1,558	31,191	10,404	36,072
Net loss	$(88,054)	$(94,096)	$(345,065)	$(442,746)
Net loss per share, basic and diluted	$(0.27)	$(0.30)	$(1.07)	$(1.47)
Weighted-average shares used to compute net loss per share, basic and diluted	329,406,849	309,101,119	321,863,416	300,727,487

(1) Includes stock-based compensation-related charges* as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Cost of revenue - subscription	$9,242	$6,309	$35,438	$26,487
Cost of revenue - services	2,384	2,623	9,781	11,488
Research and development	45,938	36,972	171,487	143,846
Sales and marketing	35,178	31,406	139,929	128,448
General and administrative	14,837	12,857	60,466	50,595
Total stock-based compensation-related charges	$107,579	$90,167	$417,101	$360,864

* Represents stock-based compensation expense, employer taxes on employee stock transactions, and amortization of stock-based compensation capitalized in internal-use software. We began excluding amortization of stock-based compensation capitalized in internal-use software from our non-GAAP measures starting with the quarter ended March 31, 2024. The amounts of amortization of stock-based compensation capitalized in internal-use software were immaterial in both current and prior periods.

Confluent, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(88,054)	$(94,096)	$(345,065)	$(442,746)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	6,234	3,923	22,089	13,910
Net accretion of discounts on marketable securities	(8,205)	(11,484)	(37,766)	(42,505)
Amortization of debt issuance costs	966	963	3,836	3,813
Amortization of deferred contract acquisition costs	14,213	12,428	54,258	45,888
Non-cash operating lease costs	1,172	874	3,966	3,992
Lease abandonment charges	-	-	-	15,667
Stock-based compensation, net of amounts capitalized	102,924	88,871	395,660	349,833
Deferred income taxes	46	1,864	277	1,889
Other	1,675	(756)	3,370	2,358
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	(36,327)	(47,453)	(86,562)	(53,593)
Deferred contract acquisition costs	(15,974)	(21,781)	(53,246)	(61,354)
Prepaid expenses and other assets	1,205	3,438	844	(10,387)
Accounts payable	(8,159)	4,756	127	(14,452)
Accrued expenses and other liabilities	32,861	43,368	25,639	61,333
Operating lease liabilities	(4,191)	(1,917)	(10,140)	(7,479)
Deferred revenue	34,825	29,237	56,173	30,176
Net cash provided by (used in) operating activities	35,211	12,235	33,460	(103,657)
CASH FLOWS FROM INVESTING ACTIVITIES
Capitalization of internal-use software costs	(5,420)	(4,299)	(21,404)	(17,845)
Purchases of marketable securities	(367,357)	(351,105)	(1,539,716)	(1,586,693)
Sales of marketable securities	2,567	-	15,311	-
Maturities of marketable securities	381,127	374,612	1,591,164	1,578,323
Purchases of investments in privately-held companies	-	-	(2,250)	-
Purchases of property and equipment	(669)	(1,116)	(2,567)	(2,834)
Cash paid for business combinations, net of cash acquired	-	(10,000)	(115,516)	(55,802)
Net cash provided by (used in) investing activities	10,248	8,092	(74,978)	(84,851)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock upon exercise of vested options	19,504	10,974	55,836	73,919
Repurchases of unvested common stock	-	-	-	(255)
Proceeds from issuance of common stock under employee stock purchase plan	-	-	23,970	28,708
Net cash provided by financing activities	19,504	10,974	79,806	102,372
Effect of exchange rate changes on cash and cash equivalents	(1,589)	1,417	(2,069)	116
Net increase (decrease) in cash and cash equivalents	63,374	32,718	36,219	(86,020)
Cash and cash equivalents at beginning of period	322,606	317,043	349,761	435,781
Cash and cash equivalents at end of period	$385,980	$349,761	$385,980	$349,761

Confluent, Inc.

Reconciliation of GAAP Measures to Non-GAAP Measures

(in thousands, except percentages, share and per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Reconciliation of GAAP total gross profit to non-GAAP total gross profit:
Total gross profit on a GAAP basis	$193,655	$156,127	$706,172	$547,282
Total gross margin on a GAAP basis	74.1%	73.2%	73.3%	70.4%
Add: Stock-based compensation-related charges	11,626	8,932	45,219	37,975
Add: Amortization of acquired intangibles	780	195	2,368	564
Non-GAAP total gross profit	$206,061	$165,254	$753,759	$585,821
Non-GAAP total gross margin	78.9%	77.5%	78.2%	75.4%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
Research and development operating expense on a GAAP basis	$114,886	$86,948	$421,237	$348,752
Research and development operating expense as a percentage of total revenue on a GAAP basis	44.0%	40.8%	43.7%	44.9%
Less: Stock-based compensation-related charges	45,938	36,972	171,487	143,846
Less: Acquisition-related expenses	10,046	3,841	24,750	19,203
Non-GAAP research and development operating expense	$58,902	$46,135	$225,000	$185,703
Non-GAAP research and development operating expense as a percentage of total revenue	22.5%	21.6%	23.3%	23.9%

Sales and marketing operating expense on a GAAP basis	$145,194	$119,911	$547,379	$504,929
Sales and marketing operating expense as a percentage of total revenue on a GAAP basis	55.6%	56.2%	56.8%	65.0%
Less: Stock-based compensation-related charges	35,178	31,406	139,929	128,448
Less: Acquisition-related expenses	717	1,076	717	4,304
Non-GAAP sales and marketing operating expense	$109,299	$87,429	$406,733	$372,177
Non-GAAP sales and marketing operating expense as a percentage of total revenue	41.8%	41.0%	42.2%	47.9%

General and administrative operating expense on a GAAP basis	$39,359	$33,948	$156,703	$137,520
General and administrative operating expense as a percentage of total revenue on a GAAP basis	15.1%	15.9%	16.3%	17.7%
Less: Stock-based compensation-related charges	14,837	12,857	60,466	50,595
Less: Acquisition-related expenses	302	650	1,702	1,640
Non-GAAP general and administrative operating expense	$24,220	$20,441	$94,535	$85,285
Non-GAAP general and administrative operating expense as a percentage of total revenue	9.3%	9.6%	9.8%	11.0%

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Reconciliation of GAAP operating loss to non-GAAP operating income (loss):
Operating loss on a GAAP basis	$(105,784)	$(84,680)	$(419,147)	$(478,773)
GAAP operating margin	(40.5%)	(39.7%)	(43.5%)	(61.6%)
Add: Stock-based compensation-related charges	107,579	90,167	417,101	360,864
Add: Amortization of acquired intangibles	780	195	2,368	564
Add: Acquisition-related expenses	11,065	5,567	27,169	25,147
Add: Restructuring and other related charges	-	-	-	34,854
Non-GAAP operating income (loss)	$13,640	$11,249	$27,491	$(57,344)
Non-GAAP operating margin	5.2%	5.3%	2.9%	(7.4%)

Reconciliation of GAAP net loss to non-GAAP net income:
Net loss on a GAAP basis	$(88,054)	$(94,096)	$(345,065)	$(442,746)
Add: Stock-based compensation-related charges	107,579	90,167	417,101	360,864
Add: Amortization of acquired intangibles	780	195	2,368	564
Add: Acquisition-related expenses	11,065	5,567	27,169	25,147
Add: Restructuring and other related charges	-	-	-	34,854
Add: Amortization of debt issuance costs	966	963	3,836	3,813
Add: Income tax effects and adjustments(1)	(1,272)	29,373	(3,236)	30,570
Non-GAAP net income	$31,064	$32,169	$102,173	$13,066
Non-GAAP net income per share, basic	$0.09	$0.10	$0.32	$0.04
Non-GAAP net income per share, diluted	$0.09	$0.09	$0.29	$0.04
Weighted-average shares used to compute non-GAAP net income per share, basic	329,406,849	309,101,119	321,863,416	300,727,487
Weighted-average shares used to compute non-GAAP net income per share, diluted	362,149,550	342,370,878	355,067,359	339,567,823

(1) Income tax effects and adjustments for the three months ended and year ended December 31, 2023 primarily consist of income tax expense related to an intra-group transfer of acquired intellectual property.

The following table presents a reconciliation of free cash flow to net cash provided by (used in) operating activities, the most directly comparable GAAP measure, for each of the periods indicated (unaudited, in thousands, except percentages):

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net cash provided by (used in) operating activities	$35,211	$12,235	$33,460	$(103,657)
Capitalized internal-use software costs	(5,420)	(4,299)	(21,404)	(17,845)
Capital expenditures	(669)	(1,116)	(2,567)	(2,834)
Free cash flow	$29,122	$6,820	$9,489	$(124,336)
Free cash flow margin	11.1%	3.2%	1.0%	(16.0%)
Net cash provided by (used in) investing activities	$10,248	$8,092	$(74,978)	$(84,851)
Net cash provided by financing activities	$19,504	$10,974	$79,806	$102,372